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EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE


                 TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC
                             EXTENDS EXCHANGE OFFER

MINNEAPOLIS, Minnesota, June 15, 2004 - Telex Communications Intermediate Holdings, LLC (the "Company") announced today that it is extending the expiration date of its offer to exchange all of its outstanding 13% Senior Subordinated Discount Notes due 2009 for new 13% Senior Subordinated Discount Notes due 2009, Series A, which have been registered under the Securities Act of 1933. The offer, which was scheduled to expire at 5:00 p.m., New York City time, on June 14, 2004, is now scheduled to expire at 5:00 p.m., New York City time, on June 25, 2004.

As of 5:00 p.m. June 14, 2004, of the $129,115,891 principal amount of Senior Subordinated Discount Notes outstanding, $112,561,120 had been tendered.

The Company is a worldwide industry leader in the design, manufacture and marketing of audio and communications products and systems to commercial, professional and industrial customers. The Company's product lines include sophisticated loudspeaker systems, wired and wireless intercom systems, mixing consoles, digital audio duplication products, amplifiers, wired and wireless microphones, military and aviation products, land mobile communication systems, wireless assistive listening systems and other related products. The Company markets over 30 product lines that span the professional audio and communications sectors.

Contact:


Gregory Richter
Chief Financial Officer
12000 Portland Avenue South
Burnsville, MN  55337

Tel: (952)-736-4254
E-mail:  greg.richter@telex.com




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